EXHIBIT 99.1

A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- At The Company -	- At ALPHA IR -
Scott F. Stephens	Analyst Contact:
Vice President - Finance & CFO	Monica Gupta
(847) 349-2577	(312) 445-2870
Email: sstephens@amcastle.com	Email: monica.gupta@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 29, 2013

A. M. CASTLE & CO. REPORTS 2013 THIRD QUARTER RESULTS

Cash Flow Generation Continues, Focus on Commercial Initiatives

OAK BROOK, IL, OCTOBER 29th – A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the third quarter ended September 30, 2013.

Consolidated net sales were $253.7 million for the three months ended September 30, 2013, compared to $304.0 million in the third quarter of 2012.  Reported net loss for the quarter was $6.9 million, or a loss of $0.30 per diluted share, compared to net income of $3.2 million, or $0.13 per diluted share, in the prior year quarter.  The Company’s EBITDA was $5.4 million, or 2.1% of net sales, in the third quarter of 2013, compared to $20.2 million, or 6.6% of net sales, in the third quarter of 2012. Net cash generated from operations was $9.6 million for the quarter and $65.7 million for the first nine months of 2013.

"Although the third quarter and the first nine months of 2013 were challenging from a top-line perspective, we have achieved cost savings through our restructuring efforts and we are optimistic about additional opportunities to drive operating efficiencies and working capital improvements going forward," said Scott Dolan, CEO of A. M. Castle & Co. "Our sales initiatives and commercial objectives are key priorities for our leadership team. With the successful on-boarding of Steve Letnich to the Company in July 2013, we have focused our efforts on commercial improvements that we believe will position us well for future success. We are committed to continuous improvement, and we evaluate our opportunities daily to reduce costs and improve performance for our customers. As part of these efforts, we expect to close four additional facilities in locations where we have a redundant footprint and consolidate the operations into existing facilities. These closures are in addition to the closures that were announced as part of our January 2013 restructuring and will begin in 2013 and continue through 2014."

In the Metals segment, third quarter 2013 net sales of $220.0 million were 19.2% lower than the third quarter of last year, primarily due to lower volumes, as tons sold per day for the third quarter of 2013 were down 15.7% from the third quarter of 2012.

In the Plastics segment, third quarter 2013 net sales of $33.7 million were $2.1 million, or 6.7% higher than the prior year period. The growth in net sales compared to the prior year was primarily driven by strength in the automotive, life science and marine sectors.

EX-1-

Gross material margins were 26.4% in the third quarter, compared to 26.3% in the second quarter this year, 25.0% in the first quarter this year and 28.3% in the third quarter last year. Reported gross material margins included LIFO income of $2.4 million for the third quarter of 2013 and $4.4 million in the same quarter last year.

Operating expenses, including $0.9 million of pre-tax restructuring charges, were $69.9 million in the third quarter of 2013 compared to $75.5 million in the prior year period. The $0.9 million of pre-tax restructuring charges recorded in the third quarter were primarily related to final shutdown costs for the facilities that were consolidated earlier this year. Cumulative restructuring charges through September 30, 2013 related to the restructuring effort announced in January 2013 were $9.9 million which was in line with our initial estimate of $10 million.

Equity in earnings of the Company’s joint venture was $1.9 million in the third quarter of 2013, which was $0.5 million more than the same period last year.

The Company recorded an income tax benefit of $4.3 million for the quarter ended September 30, 2013 compared to income tax expense of $0.5 million for the same period last year. The Company's effective tax rate for the nine months ended September 30, 2013 was 34.0%, which is consistent with the Company's estimated tax rate for the full year 2013.

The Company’s net debt-to-capital ratio improved to 37.7% at September 30, 2013 from 43.4% at December 31, 2012. Total debt outstanding, net of unamortized discount, was $259.7 million at September 30, 2013 and $297.1 million at December 31, 2012. The cash and cash equivalents balance at September 30, 2013 was $41.5 million compared to $21.6 million at December 31, 2012. The Company had no cash borrowings under its revolving credit facilities at September 30, 2013 compared to $40.0 million at December 31, 2012. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Dolan concluded, “We expect market demand for the rest of the year to be similar to what we experienced during the first nine months of this year. We believe our value-added solutions, strong customer focus and many commercial and operational changes will position us to compete better in the current market conditions and more profitably grow the business as our end markets improve."

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the third quarter and discuss business conditions and outlook.  The call can be accessed via the internet live or as a replay.  Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/ or by calling (888) 517-2513 or (847) 619-6533 and citing code 8306 548.  A supplemental presentation accompanying the webcast can also be accessed at the link provided at the investor relations page of the Company's website.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.  A replay of the conference call will also be available by calling (888) 843-7419 and (630) 652-3042 and citing code 8306 548#.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  Together, Castle and its affiliated companies operate out of more than 54 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

EX-2-

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.  Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results,  are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance.  Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

EX-3-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended		For the Nine Months Ended
(Dollars in thousands, except per share data)
Unaudited	September 30,		September 30,
	2013	2012	2013	2012
Net sales	$253,713	$304,039	$819,837	$996,347
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	186,758	218,015	607,650	722,663
Warehouse, processing and delivery expense	34,808	36,894	106,212	113,894
Sales, general, and administrative expense	27,886	32,380	85,428	102,237
Restructuring charges	885	—	8,703	—
Depreciation and amortization expense	6,400	6,263	19,604	19,350
Operating (loss) income	(3,024)	10,487	(7,760)	38,203
Interest expense, net	(10,177)	(10,280)	(30,455)	(30,437)
Interest expense - unrealized loss on debt conversion option	—	—	—	(15,597)
Other income (expense)	166	2,061	(1,388)	1,812
(Loss) income before income taxes and equity in earnings of joint venture	(13,035)	2,268	(39,603)	(6,019)
Income taxes	4,271	(453)	13,455	(4,185)
(Loss) income before equity in earnings of joint venture	(8,764)	1,815	(26,148)	(10,204)
Equity in earnings of joint venture	1,853	1,358	4,816	6,099
Net (loss) income	$(6,911)	$3,173	$(21,332)	$(4,105)
Basic (loss) income per share	$(0.30)	$0.14	$(0.92)	$(0.18)
Diluted (loss) income per share	$(0.30)	$0.13	$(0.92)	$(0.18)
EBITDA *	$5,395	$20,169	$15,272	$65,464

*Earnings before interest, taxes, and depreciation and amortization. See reconciliation to net (loss) income below.

Reconciliation of EBITDA and of adjusted EBITDA to net (loss) income:	For the Three Months Ended		For the Nine Months Ended

(Dollars in thousands)	September 30,		September 30,
Unaudited	2013	2012	2013	2012
Net (loss) income	$(6,911)	$3,173	$(21,332)	$(4,105)
Depreciation and amortization expense	6,400	6,263	19,604	19,350
Interest expense, net	10,177	10,280	30,455	30,437
Interest expense - unrealized loss on debt conversion option	—	—	—	15,597
Income taxes	(4,271)	453	(13,455)	4,185
EBITDA	5,395	20,169	15,272	65,464
Non-GAAP net (loss) income adjustments (a)	17	(1,068)	10,505	355
Adjusted EBITDA	$5,412	$19,101	$25,777	$65,819

(a) Non-GAAP net (loss) income adjustments relate to restructuring charges for the 2013 periods, CEO transition costs for the nine months ended September 30, 2012 and unrealized losses for commodity hedges for all periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net (Loss) Income to Reported Net (Loss) Income table below.

EX-4-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(Dollars in thousands, except par value data)	September 30,	December 31,
Unaudited	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$41,494	$21,607
Accounts receivable, less allowances of $3,127 and $3,529	146,707	138,311
Inventories, principally on last-in first-out basis (replacement cost higher by $134,765 and $139,940)	243,711	303,772
Prepaid expenses and other current assets	12,351	11,369
Deferred income taxes	3,571	3,723
Income tax receivable	8,410	7,596
Total current assets	456,244	486,378
Investment in joint venture	40,179	38,854
Goodwill	69,783	70,300
Intangible assets	72,989	82,477
Prepaid pension cost	14,851	12,891
Other assets	16,509	18,266
Property, plant and equipment
Land	4,919	5,195
Building	53,253	52,884
Machinery and equipment	177,160	178,664
Property, plant and equipment, at cost	235,332	236,743
Less - accumulated depreciation	(160,076)	(157,103)
Property, plant and equipment, net	75,256	79,640
Total assets	$745,811	$788,806
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$85,818	$67,990
Accrued liabilities	45,450	36,564
Income taxes payable	820	1,563
Current portion of long-term debt	398	415
Short-term debt	—	500
Total current liabilities	132,486	107,032
Long-term debt, less current portion	259,298	296,154
Deferred income taxes	18,318	32,350
Other non-current liabilities	6,151	5,279
Pension and post retirement benefit obligations	10,928	10,651
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,452 shares issued and 23,354 outstanding at September 30, 2013 and 23,211 shares issued and 23,152 outstanding at December 31, 2012	234	232
Additional paid-in capital	223,484	219,619
Retained earnings	117,907	139,239
Accumulated other comprehensive loss	(21,611)	(21,071)
Treasury stock, at cost—98 shares at September 30, 2013 and 59 shares at December 31, 2012	(1,384)	(679)
Total stockholders' equity	318,630	337,340
Total liabilities and stockholders' equity	$745,811	$788,806

EX-5-

CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Nine Months Ended
(Dollars in thousands)	September 30,
Unaudited	2013	2012
Operating activities:
Net loss	$(21,332)	$(4,105)
Adjustments to reconcile net loss to net cash from (used in) operating activities:
Depreciation and amortization	19,604	19,350
Amortization of deferred (gain) loss	(1,024)	133
Amortization of deferred financing costs and debt discount	5,283	4,621
(Gain) loss on sale of fixed assets	(2)	409
Unrealized loss on debt conversion option	—	15,597
Unrealized losses (gains) on commodity hedges	566	(192)
Equity in earnings of joint venture	(4,816)	(6,099)
Dividends from joint venture	3,492	1,828
Deferred tax (benefit) expense	(14,523)	542
Share-based compensation expense	2,101	3,061
Excess tax benefits from share-based payment arrangements	(471)	(63)
Increase (decrease) from changes in:
Accounts receivable	(9,107)	11,877
Inventories	59,028	(82,616)
Prepaid expenses and other current assets	(1,034)	(6,047)
Other assets	(167)	(2,293)
Prepaid pension costs	(261)	(1,357)
Accounts payable	18,290	16,943
Income taxes payable and receivable	(1,147)	1,798
Accrued liabilities	10,001	13,852
Postretirement benefit obligations and other liabilities	1,221	(168)
Net cash from (used in) operating activities	65,702	(12,929)
Investing activities:
Capital expenditures	(7,582)	(8,991)
Proceeds from sale of fixed assets	765	22
Net cash used in investing activities	(6,817)	(8,969)
Financing activities:
Short-term borrowings (repayments), net	(501)	500
Proceeds from long-term debt	115,300	576,477
Repayments of long-term debt	(155,192)	(564,273)
Payment of debt issue costs	—	(1,503)
Exercise of stock options	1,045	104
Excess tax benefits from share-based payment arrangements	471	63
Net cash (used in) from financing activities	(38,877)	11,368
Effect of exchange rate changes on cash and cash equivalents	(121)	(6)
Net change in cash and cash equivalents	19,887	(10,536)
Cash and cash equivalents—beginning of year	21,607	30,524
Cash and cash equivalents—end of year	$41,494	$19,988

EX-6-

Reconciliation of Adjusted Non-GAAP Net (Loss) Income to Reported Net (Loss) Income:	For the Three Months Ended		For the Nine Months Ended
(Dollars in thousands, except per share data)
Unaudited	September 30,		September 30,
	2013	2012	2013	2012
Net (loss) income, as reported	$(6,911)	$3,173	$(21,332)	$(4,105)
Restructuring charges (a)	885	—	9,939	—
Interest expense - unrealized loss on debt conversion option	—	—	—	15,597
CEO transition costs, net	—	—	—	547
Unrealized (gains) losses on commodity hedges	(868)	(1,068)	566	(192)
Tax effect of adjustments	9	320	(3,772)	(107)
Adjusted non-GAAP net (loss) income	$(6,885)	$2,425	$(14,599)	$11,740
Adjusted non-GAAP basic (loss) income per share	$(0.30)	$0.11	$(0.63)	$0.51
Adjusted non-GAAP diluted (loss) income per share	$(0.30)	$0.10	$(0.63)	$0.49
(a) Restructuring charges include costs associated with the write-off of inventory included in cost of materials and costs recorded to the restructuring charges line item within the condensed consolidated statements of operations.

TOTAL DEBT	As of
(Dollars in thousands)	September 30,	December 31,
Unaudited	2013	2012
SHORT-TERM DEBT
Foreign	$—	$500
Total short-term debt	—	500
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	225,000	225,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 15, 2015	—	39,500
Other, primarily capital leases	1,099	1,400
Total long-term debt	283,599	323,400
Less: unamortized discount	(23,903)	(26,831)
Less: current portion	(398)	(415)
Total long-term portion	259,298	296,154
TOTAL DEBT	$259,696	$297,069

EX-7-

Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	September 30,	December 31,
Unaudited	2013	2012
Total Debt	$259,696	$297,069
Less: Cash and Cash Equivalents	(41,494)	(21,607)
NET DEBT	$218,202	$275,462

Stockholders' Equity	$318,630	$337,340
Total Debt	259,696	297,069
CAPITAL	$578,326	$634,409

NET DEBT-TO-CAPITAL	37.7%	43.4%

EX-8-